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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A
                                 Amendment No. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 3, 2006

                              APPLETON PAPERS INC.
             (Exact name of registrant as specified in its charter)

              Delaware                  333-82084            36-2556469
    ----------------------------      ------------      -------------------
    (State or other jurisdiction      (Commission          (IRS Employer
          of incorporation)           File Number)      Identification No.)

             825 East Wisconsin Avenue
                   P.O. Box 359
                Appleton, Wisconsin                         54912-0359
     ----------------------------------------               ----------
     (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (920) 734-9841

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE:

On October 3, 2006, Appleton Papers Inc. (the "Company") filed a Form 8-K in connection with its announcement of the appointment of Thomas J. Ferree as the Vice President of Finance and Chief Financial Officer of the Company. This Amendment No. 1 on Form 8-K/A hereby amends and restates in its entirety the Form 8-K to disclose the information regarding the announcement of Mr. Ferree's appointment under Item 5.02 and to reflect the execution of an offer letter in connection with his appointment as Chief Financial Officer of the Company under
Item 1.01. Other than as expressly set forth above, this Form 8-K/A does not purport to reflect any events that have occurred after the Form 8-K was filed on October 3, 2006.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2006, Thomas J. Ferree executed an offer letter from the Company, pursuant to which Mr. Ferree agreed to serve as the Chief Financial Officer of the Company. The offer letter is effective as of October 16, 2006. Pursuant to the offer letter, Mr. Ferree will receive an annual base salary of $325,000, subject to annual review beginning in 2008, and will be eligible to receive an annual performance bonus (with a target bonus of 50% of his annual base salary and a bonus of 100% or more of his annual base salary if outstanding levels are met) in accordance with the Company's performance bonus plan, which will be determined by the compensation committee of the Company's board of directors. Mr. Ferree will receive a pro-rated performance bonus for the 2006 fiscal year of 50% of his base salary actually paid in 2006 and will also receive a cash sign-on bonus of $25,000 at the start of his employment. Pursuant to the offer letter, the Company expects to award Mr. Ferree 18,500 units pursuant to the Company's long-term incentive plan effective January 1, 2007 with a value based on the December 31, 2006 share price of the common stock of Paperweight Development Corp.

In addition, pursuant to the offer letter, Mr. Ferree will be eligible for coverage under the Company's salaried benefits package (including participation in the Company's defined benefit pension plan and the Appleton Papers Retirement Savings and Employee Stock Ownership Plan). He will be eligible for certain other executive benefits, including participation in the Company's Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan, an annual executive perquisite allowance of $15,000 and an executive life insurance policy. In addition, Mr. Ferree will receive relocation assistance in connection with his move to the Appleton, Wisconsin area in accordance with the Company's relocation policy. Pursuant to the offer letter, Mr. Feree will also be entering into the Company's standard termination protection agreement to which all of the Company's executive officers are parties.

The foregoing summary of the material terms of the offer letter is qualified in its entirety by reference to the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

On October 3, 2006, the Company announced the appointment of Thomas J. Ferree as Vice President of Finance and Chief Financial Officer of the Company. A copy of the Company's press release announcing the appointment of Mr. Ferree is attached hereto as Exhibit 99.1.

Prior to joining the Company, Mr. Ferree, 49, served as senior vice president of finance and chief financial officer of the privately-held dairy processing and dairy product company Wells' Dairy, Inc. in Le Mars, Iowa. From 1999 to 2003, Mr. Ferree was the corporate controller for the publicly-held media and marketing company Meredith Corporation in Des Moines, Iowa. Prior to joining Meredith Corporation, Mr. Ferree served in executive management positions in marketing and finance with Banc One Corporation. Prior to joining Banc One Corporation, from 1981 to 1990, he held financial management positions with Baxter Healthcare Corporation, including group plant controller. Mr. Ferree received his bachelor's degree in business administration, accounting and his master's degree in finance from the University of Iowa.

A brief summary of the material terms and conditions of the offer letter between the Company and Mr. Ferree is set forth above in Item 1.01 and is incorporated by reference herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

     10.1 Offer Letter between Appleton Papers Inc. and Thomas J. Ferree.

     99.1 Press Release, dated October 3, 2006.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006

                                            Appleton Papers Inc.


                                            By: /s/ Angela Tyczkowski
                                                --------------------------------
                                            Name:  Angela Tyczkowski
                                            Title: Vice President, Secretary and
                                                   General Counsel
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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   ---------------------------------------------------------------
10.1          Offer Letter between Appleton Papers Inc. and Thomas J. Ferree.

99.1          Press Release, dated October 3, 2006.

                                        5